Exhibit 99.2
Consolidated Financial Statements and Report of Independent Certified Public Accountants
Equitrac Corporation and Subsidiaries
February 28, 2011

Report of Independent Certified Public Accountants
Board of Directors
Equitrac Corporation
We have audited the accompanying consolidated balance sheet of Equitrac Corporation (a Florida Corporation) and subsidiaries (the “Company”) as of February 28, 2011, and the related consolidated statements of operations, stockholders’ deficit and comprehensive income (loss) and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Equitrac Corporation and subsidiaries as of February 28, 2011, and the consolidated results of their operations and their consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Fort Lauderdale, Florida
July 25, 2011

Equitrac Corporation and Subsidiaries
CONSOLIDATED BALANCE SHEET
February 28, 2011
(In Thousands, except share and per share data)
ASSETS

Current assets:
Cash and cash equivalents	$2,895
Accounts receivable, net of allowances of $675	10,917
Inventories, net of allowances of $425	3,117
Deferred income taxes	24,541
Prepaid expenses and other current assets	975

Total current assets	42,445

Property and equipment, net	2,222
Goodwill	2,777
Other intangible assets, net	21
Deferred costs	12,479
Debt issuance costs, net	4,128
Other assets	415

Total assets	$64,487

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable	$2,194
Accrued expenses	3,230
Income taxes payable	720
Current portion of long-term debt	45,600
Deferred revenue	29,921

Total current liabilities	81,665

Accrued preferred stock dividends	396
Deferred revenue	44,416
Deferred income taxes	5,451
Fair market value of warrants	889

Total liabilities	132,817

Commitments and contingencies	—

Series A redeemable preferred stock, $0.01 par value; 20,000,000 shares authorized; 5,937,865 shares issued and outstanding; $24,942 redemption and liquidation preference value	24,942

Stockholders’ equity (deficit):
Series B redeemable preferred stock, $0.01 par value; 5,000,000 shares authorized; 969,820 shares issued and outstanding; $2,693 redemption and liquidation preference value	10
Common stock, $0.001 par value 50,000,000 shares authorized, 13,718,078 shares issued and outstanding	14
Additional paid-in capital	6,095
Accumulated deficit	(99,498)
Accumulated other comprehensive loss	154
Subscriptions receivable	(47)

Total stockholders’ deficit	(93,272)

Total liabilities and stockholders’ deficit	$64,487

The accompanying notes are an integral part of these consolidated financial statements.

Equitrac Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF OPERATIONS
Year Ended February 28, 2011
(In Thousands)

Revenue	$48,325

Costs and expenses:
Cost of sales	8,864
Cost of service and support and other	8,546
Product development	5,003
Selling expenses	11,906
General and administrative	7,967
Depreciation and amortization	3,129

Total costs and expenses	45,415

Operating income	2,910

Other income (expense):
Interest income	8
Interest expense	(4,641)
Change in fair value of warrants	(174)

Total other expense	(4,807)

Loss before provision for income taxes	(1,897)

Income tax benefit	(829)

Net loss	$(1,068)

The accompanying notes are an integral part of these consolidated financial statements.

Equitrac Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIT
AND COMPREHENSIVE INCOME (LOSS)
Year Ended February 28, 2011
(In Thousands, except share data)

							Accumulated
					Additional		Other		Total
	Preferred Stock		Common Stock		Paid-in	Accumulated	Comprehensive	Subscriptions	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income (Loss)	Receivable	Deficit
Balance, February 28, 2010	969,820	$10	13,718,078	$14	$6,070	$(94,097)	$101	$(150)	$(88,052)

Comprehensive loss:
Net loss	—	—	—	—	—	(1,068)	—	—	(1,068)
Foreign currency translation adjustment	—	—	—	—	—	—	(60)	—	(60)
Unrealized gain on derivative instrument	—	—	—	—	—	—	113	—	113

Total comprehensive loss									(1,015)

Payment on subscription receivable	—	—	—	—	—	—	—	103	103
Stock option compensation expense	—	—	—	—	25	—	—	—	25
Preferred stock dividends	—	—	—	—	—	(4,333)	—	—	(4,333)

Balance, February 28, 2011	969,820	$10	13,718,078	$14	$6,095	$(99,498)	$154	$(47)	$(93,272)

The accompanying notes are an integral part of these consolidated financial statements.

Equitrac Corporation and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
Year Ended February 28, 2011
(In Thousands)

Cash flows from operating activities:
Net loss	$(1,068)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	2,035
Amortization of financing costs	1,094
Provision for paid in kind interest	819
Allowance for doubtful accounts	150
Allowance for inventory obsolescence	104
Deferred income taxes	(3,520)
Compensation expense — stock options	25
Change in operating assets and liabilities:
Decrease (increase) in:
Accounts receivable	(112)
Inventories	(209)
Deferred costs	(1,374)
Prepaid expense and other current assets	(405)
Other assets	65
Increase (decrease) in:
Accounts payable	545
Accrued expenses	139
Deferred revenue	13,826

Net cash provided by operating activities	12,114

Cash flows from investing activities:
Capital expenditures	(887)

Net cash used in investing activities	(887)

Cash flows from financing activities:
Borrowings under debt facilities	17,000
Repayment of debt	(7,750)
Payment of deferred financing cost	(1,079)
Payment of preferred stock dividends	(21,800)
Collection of stock subscriptions receivable	103

Net cash used in financing activities	(13,526)

Exchange rate effect on cash	(57)

Net decrease in cash and cash equivalents	(2,356)

Cash and cash equivalents, beginning of year	5,251

Cash and cash equivalents, end of year	$2,895

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$3,923

Net cash paid during the year for income taxes	$3,278

Supplemental disclosure of noncash financing activity:
Preferred stock dividends	$4,333

The accompanying notes are an integral part of these consolidated financial statements.

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Description of Business
Equitrac Corporation (Equitrac or the Company) is a leading provider of document management solutions, which are used by companies to manage their office equipment resources. Equitrac’s cost recovery and intelligent print management solutions allow users to bill or allocate incurred costs, maximize office equipment efficiency and contain overhead costs. The Company offers its systems by sale or lease in the United States, the United Kingdom, and Canada through direct sales offices. The Company’s systems are also available through channel partners and independent dealers on a worldwide basis.
Principles of Consolidation
The consolidated financial statements include the accounts of Equitrac Corporation and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.
Revenue Recognition
We derive our revenue primarily from software licenses, hardware, and services and support, which include maintenance and support, installation, consulting, and training. Maintenance and support includes telephone support and the right to receive unspecified updates and enhancements on a when-and-if-available basis, typically for one to five years. Revenue is derived from sales to end-users, channel partners and independent dealers.
We recognize revenue when (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred, (iii) the fee is fixed or determinable and (iv) collectibility is probable. Vendor-specific objective evidence (“VSOE”) of fair value for software and software-related services exists when a company can support what the fair value of its software and/or software-related services is based on evidence of the prices charged when the same elements are sold separately. VSOE of fair value is required, generally, in order to separate the accounting for various elements in a software and related services arrangement. We have not established VSOE of fair value for our software license, hardware and services and support, including maintenance and support. Because we have not established VSOE, we are unable to allocate revenue among the various products sold.
The sale of software licenses is deemed to have occurred when a customer either has taken possession of the related software or has access to take immediate possession of the software licenses. The sale of hardware is deemed to have occurred upon shipment.
For multiple element arrangements that include installation, consulting or training services and maintenance and support, revenue is deferred until maintenance and support is the only undelivered element. The entire arrangement’s fee is then recognized ratably over the maintenance and support period.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Revenue Recognition — Continued
When revenue is deferred due to lack of VSOE, the associated direct and incremental costs are deferred. The deferred costs represent the cost of products that have been delivered to customers. The deferred costs are recognized when the related revenue is recognized. The Company evaluates deferred costs for recoverability by comparing to deferred revenue on a transaction basis. If deferred costs exceed deferred revenue, the excess will be written off in the period incurred.
The Company records shipping and handling costs billed to customers as revenue with offsetting costs recorded as cost of revenue.
Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts in the consolidated financial statements and accompanying notes. Significant estimates include revenue recognition, provisions for doubtful accounts, obsolete inventories, the useful lives of long-lived assets and the recognition and measurement of income tax assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.
Concentration of Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are primarily cash equivalents and accounts receivable. The Company performs ongoing credit evaluations of its customers’ financial condition, and generally does not require collateral from its customers.
A significant portion of the Company’s revenues are received from two customers. These entities operate under separate agreements. The Company is susceptible to a concentration of risk if the demand from these two groups were to decline. One customer accounted for 17% of the fiscal 2011 revenues and 19% of accounts receivable at February 28, 2011. The other customer accounted for 24% of the fiscal 2011 revenues and 14% of accounts receivable at February 28, 2011. Any changes in the Company’s business relationship with these customers could have an adverse impact on the consolidated financial statements.
Allowance for Doubtful Accounts
The allowance for doubtful accounts receivable is based upon the expected collectability of all accounts receivable. The allowance is increased by provisions for doubtful accounts charged to general and administrative expenses in the consolidated statement of operations. The Company periodically reviews the accounts receivable aging for delinquent accounts and all related provisions are charged to the allowance for doubtful accounts.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Allowance for Doubtful Accounts — Continued
For the year ended February 28, 2011, the activity related to the allowance for doubtful accounts receivable was as follows (in thousands):

Allowance for Doubtful
Accounts
Balance at February 28, 2010	$749

Bad debt provision	150
Write-offs, net of recoveries	(224)

Balance at February 28, 2011	$675

Cash and Cash Equivalents
The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. As of February 28, 2011, the Company had $723,000 in bank accounts held outside of the United States.
Inventories
Inventories, which consist primarily of control terminals, card readers, system components, parts and supplies, are stated at the lower of weighted average cost or market. The weighted average cost of inventories approximates the first-in, first-out method. Management performs periodic assessments based upon future demand, market conditions, and technology to determine the existence of obsolete, slow-moving and nonsalable inventories and records necessary provisions to reduce such inventories to the lower of cost or market.
For the year ended February 28, 2011, the activity related to the allowance for obsolescence was as follows (in thousands):

Allowance for
Obsolescence
Balance at February 28, 2010	$443

Provision	104
Write-offs, net of recoveries	(122)

Balance at February 28, 2011	$425

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Property and Equipment
Property and equipment are stated at cost. Depreciation and amortization are provided on the straight-line method over the shorter of the estimated useful lives of the assets or the applicable lease term for leasehold improvements.
Maintenance and repairs are charged to expense when incurred; betterments are capitalized. Upon retirement or sale, the cost and accumulated depreciation are removed from the accounts and any gain or loss is recognized.
Long-Lived Assets Including Goodwill and Other Acquired Intangible Assets
The Company reviews property, plant and equipment and amortizable intangibles, for impairment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by comparison of their carrying amounts to future undiscounted cash flows the assets are expected to generate. If property, plant and equipment and amortizable intangibles are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the assets exceeds its fair market value. The Company did not record any impairment during fiscal 2011.
The Company does not amortize goodwill with indefinite useful lives, rather such assets are required to be tested for impairment at least annually or sooner whenever event or changes in circumstances indicate that the assets may be impaired. The Company performs its goodwill impairment test on or about February 28th of each year. The evaluation of impairment involves comparing the current fair value of the reporting unit to its carrying value. The Company determines the fair value using a discounted cash flow model (DCF model) to determine the current fair value of the reporting unit. A number of significant assumption and estimates are involved in the application of the DCF model to forecast operating cash flows including sales volumes, cost to produce and discount rates. Management considers historical experience and available information at the time the fair value of its reporting unit is estimated. However, fair values that could be realized in an actual transaction may differ from those used to evaluate the impairment of goodwill. The Company did not recognize any goodwill impairment charges in fiscal 2011.
Amortizable intangible assets, consisting of patents and other, are amortized on a straight-line basis over their useful lives of 15 years.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Software Development Costs
Research and development costs and industrial design costs associated with product upgrades are expensed as incurred. Development costs of computer software to be sold, leased, or otherwise marketed are subject to capitalization beginning when a product’s technological feasibility has been established and ending when a product is available for general release to customers. In most instances, the Company’s products are usually released soon after technological feasibility has been established. Therefore, the costs incurred subsequent to achievement of technological feasibly are usually not significant and generally most software development cost has been expensed.
The Company capitalized a total of $2,337,000 associated with the development of Equitrac Professional 5, which was released during the third quarter of fiscal 2007. Other assets in the consolidated balance sheet include capitalized software development costs of $310,000 at February 28, 2011. This amount is net of accumulated amortization at $2,027,000 at February 28, 2011.
The capitalized software development costs are amortized on a straight-line basis over the products estimated economic life, which is five years. Total amortization of capitalized software development costs was $469,000 for fiscal year 2011, which is included in depreciation and amortization in the consolidated statement of operations.
Foreign Currency Translation
The Company’s Canadian subsidiary operates in a local currency environment, assets and liabilities are translated into U.S. dollars at year-end exchange rates. Income, expense and cash flow items are translated at daily exchange rates prevailing during the year. Translation adjustments for this subsidiary is accumulated as a separate component of accumulated other comprehensive income (loss) in stockholders deficit. The Company’s other foreign operations use a U.S dollar functional currency, local currency property and equipment are translated into U.S. dollars at approximate rates prevailing when acquired; all other assets and liabilities are translated at year-end exchange rates. All other income and expense items are translated at daily exchange rates prevailing during the year. The translation gain incurred in fiscal year 2011 was approximately $134,000, which is included in other general and administrative expenses in the accompanying consolidated statement of operations.
Comprehensive Income (Loss)
Comprehensive income (loss) consists of two components, net loss and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that are recorded as an element of stockholders’ equity but are excluded from net loss. The Company’s other comprehensive income (loss) consists of foreign currency translation adjustments from those subsidiaries not using the U.S. dollar as their functional currency and net unrealized gains and losses on certain derivative instruments accounted for as cash flow hedges. Tax effects of comprehensive income (loss) have not been material.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Comprehensive Income (Loss) — Continued
The components of accumulated other comprehensive income (loss), reflected in the consolidated statement of stockholders’ deficit and comprehensive income (loss), consisted of the following (in thousands):

2011
Foreign currency translation adjustment	$(69)
Unrealized gains on derivative instruments	223

$154

Stock-Based Compensation
Stock-based compensation represents the cost related to stock-based awards granted to employees and directors. The Company measures stock-based compensation cost at grant date, based on the estimated fair value of the award, and recognizes the cost as expense on a straight-line basis (net of estimated forfeitures) over the requisite service period. The Company estimates the fair value of stock options using a Black-Scholes valuation model.
The Company records deferred tax assets for awards that result in deductions on the Company’s income tax returns, based on the amount of compensation cost recognized and the Company’s statutory tax rate. Differences between the deferred tax assets recognized for financial reporting purposes and the actual tax deduction reported on the Company’s income tax return are recorded in additional paid-in capital (if the tax deduction exceeds the deferred tax asset) or in the consolidated statement of operations (if the deferred tax asset exceeds the tax deduction and no additional paid-in capital exists from previous awards).
The fair value of the Company’s stock options granted was estimated using the Black-Scholes option pricing model with the following assumptions used for grants in fiscal year ended February 28, 2011:

Expected life	10 years
Volatility factor	44.17%
Risk free interest rate	3.61%
Dividend payments	None
Weighted average fair value of options granted	$0.73
Advertising and Trade Shows
The Company expenses advertising and trade shows and other promotional costs as incurred. Advertising, trade shows, and other promotional costs were approximately $295,000 for the fiscal year ended February 28, 2011.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Income Taxes
The provisions for income taxes is computed using the asset and liability method, under which deferred tax asset and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of asset and liabilities, and for operating losses and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates that apply to taxable income in effect for the years in which those tax assets are expected to be realized or settled. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.
On March 1, 2009, the Company adopted the provisions of Financial Accounting Standards Boards (“FASB”) Accounting Standards Codification (“ASC”) 740, Income Taxes, related to uncertain tax positions. As required by the uncertain tax position guidance, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. At the adoption date, the Company applied the uncertain tax position guidance to all tax positions for which the statute of limitations remained open. The Company is subject to filing tax returns in the U.S. federal jurisdiction, foreign jurisdictions and various states. Tax regulations within each jurisdiction are subject to the interpretation of the related tax laws and regulation and require significant judgment to apply. For U.S. federal income tax purposes, all years prior to February 28, 2010 are effectively closed for most matters. However, tax years ended February 28, 2009 and February 29, 2008 remain open for adjustment for the use of operating losses in foreign jurisdictions on the federal income tax return (see Note 9). The Company’s policy is to classify interest and penalties within the provision for income taxes.
Derivative Financial Instruments
For derivative instruments that hedge the exposure to variability in expected future cash flows that are designated as cash flow hedge, the effective portion of the gain or loss on the derivative instrument is reported as a component of accumulated other comprehensive income (loss) in stockholders’ deficit and reclassified into earnings in the same period or periods during which the hedged transaction affects earning. The ineffective portion of the gain or loss on the derivative instruments is recognized in current earnings. To receive hedge accounting treatment, cash flow hedges must be highly effective in offsetting changes to expected future cash flows on hedged transactions.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
Fair Value Measurements
Effective March 1, 2009, the Company adopted FASB ASC 820, Fair Value Measurements and Disclosures, which defines fair value, establishes guidelines for measuring fair value and expands disclosures regarding fair value measurements. This new accounting standard does not require any new fair value measurements. The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value in the financial statements on a recurring basis. The “literature” or “ASC 820” defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as inherent risk, transfer restrictions and credit risk.
Recent Accounting Pronouncements
In September 2009, the FASB amended the ASC as summarized in Accounting Standards Update (ASU) 2009-14, Software (Topic 985): Certain Revenue Arrangements That Include Software Elements, and ASU 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangements. As summarized in ASU 2009-14, ASC Topic 985 has been amended to remove from the scope of industry specific revenue accounting guidance for software and software related transactions, tangible products containing software components and non-software components that function together to deliver the product’s essential functionality. As summarized in ASU 2009-13, ASC Topic 605 has been amended (1) to provide updated guidance on whether multiple deliverables exits, how the deliverables exist, how the deliverables in an arrangement should be separated, and the consideration allocated; (2) to require an entity to allocate revenue in an arrangement using estimated selling prices of deliverables if a vendor does not have vendor-specific objective evident (VSOE) or third-party evidence of selling price; and (3) to eliminate the use of the residual method and require an entity to allocate revenue using the relative selling price method. The accounting changes summarized in ASU 2009-14 and ASU 2009-13 are both effective for fiscal years beginning on or after June 15, 2010.
The Company adopted the new guidance on a prospective basis as of March 1, 2011 for revenue transactions originated or materially modified after February 28, 2011. The Company is in the process of quantifying the impact of the adoption.

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment consist of the following (in thousands):

	Useful Lives	2011
System rental and service equipment	3 — 5 years	$523
Equipment, software, furniture and fixtures	3 — 5 years	7,460
Leasehold improvements	3 — 10 years	734

		8,717

Accumulated depreciation and amortization		(6,495)

		$2,222

Depreciation of property and equipment charged to expense amounted to approximately $1,507,000 for fiscal 2011.
NOTE 3 — ACCRUED EXPENSES
Accrued expenses consist of the following (in thousands):

2011
Compensation and benefits	$1,453
Customer incentives	680
Sales and foreign VAT taxes	231
Accrued management fees	175
Other	691

$3,230

NOTE 4 — GOODWILL AND OTHER INTANGIBLE ASSETS
Intangible assets consist of the following (in thousands):

	Patents
	and Other	Goodwill
Gross carrying amount:
February 28, 2010	$120	$2,777
Additions	—	—
Disposals	(89)	—

February 28, 2011	$31	$2,777

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 4 — GOODWILL AND OTHER INTANGIBLE ASSETS — Continued
Accumulated amortization (in thousands):

Patents
and Other
Accumulated amortization:
February 28, 2010	$97
Amortization expense	2
Disposals	(89)

February 28, 2011	$10

Future estimated amortization expense at February 28, 2011 is as follows (in thousands):

2012	$2
2013	2
2014	2
2015	2
2016	2
Thereafter	11

$21

NOTE 5 — LEASING TRANSACTIONS AND SERVICE AGREEMENTS
The Company rents systems to customers under operating rental agreements generally for terms of 36 to 60 months. The Company’s existing rentals include all service and system support. The lessee is responsible for risk of loss, theft or damage to the equipment. The majority of the lessees pay the lease amount in monthly installments and are liable for the full contractual obligation upon cancellation.
Customers who purchase a system usually purchase related maintenance on a separate service agreement.
Future minimum contractual payments to be received under noncancelable operating rental agreements and service agreements as of February 28, 2011 are as follows (in thousands):

2012	$13,497
2013	8,151
2014	4,045
2015	1,237
2016	518
Thereafter	5

$27,453

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 6 — RETIREMENT PLAN
The Company has a 401(k) plan covering all eligible employees. Subject to certain dollar limits, eligible employees may contribute up to 15% of their salaries to the plan. The Company matched 100% of the employee contributions up to 3% of their gross pay through May 2009 when the company match was suspended. The Company may also make discretionary contributions in amounts determined by the Board of Directors.
NOTE 7 — LONG-TERM DEBT AND WARRANTS
Long-Term Debt
In December 2009, the Company entered into credit agreements with availability totaling up to $41,000,000. In November 2010 the agreements were amended to allow for borrowings up to $52,500,000. Proceeds from the December 2009 borrowings under these agreements were used to retire all debt under the existing credit facility and to redeem a portion of the preferred stock including accrued dividends.
The amended credit agreements provide for a senior term note in the amount of $20,000,000, subordinated term notes in the amount of $16,000,000 and $11,500,000, and a $5,000,000 revolving line of credit of which $1,713,000 is available as of February 28, 2011.
Interest on the senior term loan and revolving line of credit are based on the bank’s prime rate or the LIBOR rate, as elected by the Company, plus specified margins, and are secured by all of the assets of the Company.
Interest on the $16,000,000 subordinate term loan totals 17.5% which is comprised of 12% cash paid on a monthly basis and 5.5% paid in kind due at maturity.
Interest on the $11,500,000 subordinate term loan totals 14% which is comprised of 12% cash paid on a monthly basis and 2% paid in kind due at maturity.
The effective rates of interest on the combined debt outstanding were 12.7% at February 28, 2011.
The Company pays a monthly commitment fee of 0.75% on the average daily unused amount of the revolving line of credit. Payments of approximately $32,000 were charged to interest expense in fiscal 2011.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 7 — LONG-TERM DEBT AND WARRANTS — Continued
Common Stock Warrants
The November 2010 senior subordinated notes included detachable common stock purchase warrants for total cash proceeds of $11,500,000. The detachable common stock warrants entitle the holders to purchase 700,234 shares of common stock for $0.01 per share and are exercisable at any time prior to November 18, 2020. At the option of either the holder or the Company, any common stock issued in connection with the exercise of the warrants, can be redeemed in cash. The redemption price shall equal fair market as determined by the Board of Directors, or by a mutually agreed upon independent financial expert.
Upon issuance the warrants were valued at $715,384 based on an assessment of the residual value of the subordinated notes and common stock considering principally the fair value of the common stock. The estimated value of the warrant obligation is reported in other noncurrent liabilities. The subordinated notes were recorded net of the $715,384 discount.
Financing Cost and Future Maturities of Debt
In connection with the execution of the December 2009 credit agreements and the November 2010 amendments, the Company incurred approximately $4,393,000 and $1,079,000, respectively of debt issuance costs, which are being amortized over the term of the respective loan agreements. In connection with the December 2009 refinancing the Company wrote-off $318,000 in debt issuance cost relating to prior credit agreements. Amortization of debt issuance cost charged to amortization expense totaled to $1,094,000 in fiscal 2011. The accumulated amortization for the debt issue costs at February 28, 2011 was $1,344,000.
The Company is required to comply with certain financial ratios including but not limited to minimum EBITDA, fixed charge coverage and maximum funded debt to EBITDA, as contained in the credit agreement. Also, under the agreement, the payment of dividends is restricted as defined. As of February 28, 2011, the Company was not in compliance with all financial covenants, including the fixed charge ratio and the leverage ratios. The Company did not obtain a waiver of these violations. As a result of the violation of covenants, the debt may become immediately due and payable at the creditors’ option. As the result, the debt was reclassified to short term at February 28, 2011, in the accompanying consolidated balance sheet.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 7 — LONG-TERM DEBT AND WARRANTS — Continued
Financing Cost and Future Maturities of Debt — Continued
Current and long-term debt at February 28, 2011 are as follows (in thousands):

Revolving line of credit, maturing December 2013	$2,500

Senior term loans with quarterly principal payments, maturing December 2013	19,250

Senior subordinated loan, maturing December 2014 including paid in kind interest deferred of $942 in 2011	12,942

Senior subordinated loan, maturing December 2014 including paid in kind interest deferred of $66, net of discount of $658	10,908

45,600

Less: current portion	(45,600)

Long-term debt	$—

Subsequent to February 28, 2011, as a result of the acquisition of the entire Company’s shares by Nuance Communications, Inc., the debt was repaid in full.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases facilities under non-cancelable operating leases with various expiration dates through 2015. Further, several lease agreements contain rent escalation clauses or rent holidays. For purposes of recognizing minimum rental expenses on a straight-line basis over the terms of the leases, the Company uses the date of initial possession to begin amortization. For scheduled rent escalation clauses during the lease terms or for rental payments commencing at a date other than the date of initial occupancy, the Company records minimum rental expenses on a straight-line basis over the terms of the leases in the consolidated statement of operations. The Company has the option to extend or renew certain of its leases which may increase the future minimum lease commitments.
Total rent expense for the fiscal year 2011 was approximately $1,436,000. Under the terms of the lease agreement for its corporate office the Company maintained a $116,000 letter of credit as security for the lease obligation. In September 2010, the letter of credit and the requirement in the lease agreement to maintain it, terminated.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 8 — COMMITMENTS AND CONTINGENCIES — Continued
Operating Leases — Continued
At February 28, 2011, the future minimum lease payments under noncancelable operating leases are as follows (in thousands):

2012	$790
2013	406
2014	227
2015	133
Thereafter	—

$1,556

Litigation
The Company is involved from time to time in legal proceedings incident to the normal course of its business. Management believes that the ultimate outcome of any pending or threatened litigation would not have a material adverse effect on the Company’s financial position, results of operations or cash flows.
Supplier Agreements
The Company has entered into certain supplier agreements for the manufacture of its control terminals and card readers. The two principal manufacturing suppliers accounted for approximately 85% of total inventory purchases in fiscal year 2011, and approximately 51% of accounts payable as of February 28, 2011. The Company works closely with its outsourcing manufacturing partners on manufacturing schedules; however, the Company’s operating results could be adversely affected if its outsourcing partners were unable to meet their production commitments.
NOTE 9 — INCOME TAXES
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to the differences between financial statement carrying amounts and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates and laws expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period of enactment. The income tax benefit consists of the following (in thousands):
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 9 — INCOME TAXES — Continued

2011
Current tax provision:
Federal	$2,442
State	343

2,785

Deferred tax benefit:
Federal	(3,103)
State	(511)

(3,614)

Total income tax benefit	$(829)

The primary items giving rise to the difference between the Company’s income tax benefit computed at the U.S. Federal statutory tax rate of 34% to the Company’s income tax benefit in the accompanying consolidated statement of operations is as follows (in thousands):

2011
Expected federal income tax benefit	$(645)
State income tax benefit, net of federal taxes	(111)
Foreign taxes	207
Foreign tax credits	(247)
Change in tax reserve	(76)
Other	43

$(829)

The components of the net deferred tax assets (liabilities) are as follows (in thousands):

2011
Deferred income taxes, current:
Allowance for doubtful accounts	$253
Inventories	182
Prepaid expenses	(197)
Accrued expenses	208
Deferred revenue	24,095

24,541

Deferred income taxes, long-term:
Intangible assets	(85)
Property and equipment	(543)
Stock option compensation	97
Fair market value of warrants	65
Debt issuance costs	(213)
Deferred costs	(4,680)
Unrealized gain on foreign currency translation	(92)

(5,451)

Net deferred tax assets	$19,090

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 9 — INCOME TAXES — Continued
Deferred tax assets total $24,900 at February 28, 2011. Deferred tax liabilities total $5,810 at February 28, 2011.
Uncertain Tax Positions
As discussed in Note 1 — Summary of Significant Accounting Policies, the Company adopted new accounting principles on accounting for uncertain tax positions in fiscal 2010. Under these new principles, tax positions are evaluated in a two-step process. The Company first determines whether it is more likely than not that a tax position will be sustained upon examination. If a tax position meets the more-likely-than-not recognition threshold it is then measured to determine the amount of benefit to recognize in the financial statements. The tax position is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement.
As of February 28, 2011, the total amount of gross unrecognized tax benefits was $187,000 of which $187,000 if recognized, would affect the Company’s effective tax rate. The Company recognizes estimated interest and penalties within the provision for income taxes. As of February 28, 2011, accrued interest and penalties related to uncertain tax positions was $98,000.
The aggregate changes in the balance of the gross unrecognized tax benefits were as follows (in thousands):

2011
Balance at beginning of year	$293
Increases for current year positions	17
Decreases for prior year positions	(123)

Balance at end of year	$187

The Company is subject to taxation and files income tax returns in the U.S. federal jurisdiction and in many States and certain foreign jurisdictions. For U.S. federal income tax purposes, all years prior to February 28, 2010 are effectively closed for most matters. However, tax years ended February 28, 2009 and February 29, 2008 remain open for adjustment for the below described use of operating losses in foreign jurisdictions on the federal income tax return.
Management believes that an adequate provision has been made for any potential adjustments that may result from future tax examinations. The outcome of such future tax audits cannot be predicted with certainty. If any issues addressed in the Company’s audits are resolved in a manner not consistent with management’s expectations, the Company could be required to adjust its provision for income tax in the period such resolution occurs. The Company failed to make certain elections with its Federal tax returns for the periods February 28, 2008 through February 28, 2010. The Company filed for administrative relief with the Internal Revenue Service and based on the facts and circumstances, believes it is more likely than not that the relief will be granted and has not recorded a liability for the estimated exposure of approximately $12,059,000. Management does not expect that the total amount of unrecognized tax benefits as of February 28, 2011 will significantly change over the next twelve months but the outcome of such future matters cannot be predicted with certainty.

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 10 — COMMON STOCK, STOCK OPTIONS AND RESTRICTED STOCK
The Company has reserved 8,400,000 shares of its common stock under the 1999 Stock Option Plan (the 1999 Plan). Under the 1999 Plan, incentive and nonqualified stock options are available to employees of the Company. In addition, the Company has reserved 6,500,000 shares of its common stock under the 2010 Restricted Stock Plan which was adopted in fiscal 2010. The Company’s Board of Directors determines the terms of each of these stock based awards.
The Company also has outstanding stock options to purchase 56,269 shares of Series A Redeemable Preferred Stock, which were issued to certain members of management. The Board of Directors determines the terms of each of these option agreements.
In connection with a sale of common stock and Series B Redeemable Preferred Stock to certain former key executives, the Company received notes receivable totaling $150,000 of which $103,000 was repaid in fiscal year ended February 28, 2011. The notes bear interest at 6.5% per annum and are collateralized by the stock. Such amount is reflected as a subscription receivable in the accompanying consolidated balance sheet.
During the year ended February 28, 2011, the Company recorded stock-based compensation related to stock options and restricted stock grants totaling $25,000, included in general and administrative expenses in the statements of operations. Tax effects of stock-based compensation have not been material.
A summary of the status and activity of the Company’s stock option plans is as follows:

Options Outstanding	Number of	Weighted Average
Common Stock	Options	Exercise Price
February 28, 2010	3,111,532	$0.36

Granted	70,000	$0.01
Exercised	—	$—
Canceled	(94,000)	$0.42

February 28, 2011	3,087,532	$0.35

Options Outstanding	Number of	Weighted Average
Preferred Series A and B	Shares	Exercise Price
February 28, 2010	56,269	$0.59

Exercised	—	$—
Cancelled	—	$—

February 28, 2011	56,269	$0.59

(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 10 — COMMON STOCK, STOCK OPTIONS AND RESTRICTED STOCK — Continued
The estimated fair value of the stock options at the date of grant is charged to compensation expense in the accompanying consolidated statement of operations and credited to additional paid in capital in the accompanying consolidated balance sheet, on a straight-line basis over the vesting period.
Information about stock options outstanding at February 28, 2011 is as follows:

			Options Outstanding,
			Vested and Expected to Vest			Options Exercisable
				Weighted —
	Range of		Number	Average	Weighted —	Number	Weighted —
	Exercisable		Outstanding at	Remaining	Average	Exercisable at	Average
	Prices		February 28,	Contractual	Exercise	February 28,	Exercise
	Low	High	2011	Life (Years)	Price	2011	Price
Common	$0.01	$1.00	3,087,532	5.29	$0.35	1,367,532	$0.78
Preferred	$0.59	$0.59	56,269	2.67	$0.59	56,269	$0.59
As of February 28, 2011, the Company has $173,000 in unvested stock option compensation expense that will be recognized in the income statement as follows (in thousands):

Fiscal Year
2012	$25
2013	25
2014	25
2015	25
2016	25
Thereafter	48

$173

A summary of the status of our restricted stock plan at February 28, 2011 is as follows:

Number of
Shares
February 28, 2010	$3,220,695
Granted	—

February 28, 2011	$3,220,695

Weighted average fair value share price at grant	$0.01

Weighted average share price at grant	$0.01

The shares of restricted stock granted will vest annually in equal installments on the first, second and third anniversary of the date of grant or vest immediately upon a change of control.

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 11 — PREFERRED STOCK
The Company has outstanding 5,937,865 shares of Series A Redeemable Preferred Stock and 969,820 shares of Series B Redeemable Preferred Stock. Cumulative dividends accrue and compound quarterly at an annual rate of 12% per annum on the sum of $2.36918 (the Stated Value) plus all accumulated and unpaid dividends thereon. The Company may, at its option, redeem the preferred stock at any time for the Stated Value per share, plus accrued but unpaid dividends. The Series A Redeemable Preferred Stock is classified as temporary equity as it is mandatorily redeemable for the Stated Value per share, plus accrued dividends if the Company consummates a qualified public offering or there is a change in the control of the Company. The Series B Redeemable Preferred Stock does not have any mandatory redemption features and is classified as equity. In the event of liquidation, the holders of Series A and Series B Redeemable Preferred Stock have priority over common stockholders and have a liquidation preference of the Stated Value per share, plus accrued but unpaid dividends.
NOTE 12 — RELATED PARTY TRANSACTIONS
The Company pays a quarterly management fee to Cornerstone Equity Investors (a majority stockholder). Management fees totaled $700,000 in fiscal 2011, included in general and administrative expense in the accompanying consolidated statement of operations.
In addition, the Company paid Cornerstone Equity Investors transaction fees of $225,000 and $800,000 in connection with the debt refinancing in November 2010 and December 2009, respectively (see Note 7). This amount was capitalized as part of the debt issuance cost in the consolidated balance sheet. Certain board members who are also stockholders participated in the December 2009 subordinated debt consortium in the amount of $500,000 and certain board members and management participated in the November 2010 subordinated debt consortium in the amount of $1,400,000, recorded as part of the subordinated debt (see Note 7).
NOTE 13 — DERIVATIVE FINANCIAL INSTRUMENTS
The Company enters into investments in financial instruments to manage its cost of borrowing and to manage its exposure to changes in foreign currency exchange rates. The Company does not hold or issue such financial instruments for trading purposes.
The Company entered into an interest rate swap agreement to reduce its exposure to market risk from changing interest rates. The swap agreement stipulated that through August 31, 2009, the Company would pay a fixed rate of 8.16% on a notional principal amount of $16,250,000. Any differences paid or received on the interest rate swap agreement are recognized as an adjustment to interest expense over the life of the swap, thereby adjusting the effective interest rate on the underlying obligation. The interest rate swap agreement effectively converted a portion of the Company’s variable rate borrowings into fixed rate borrowings.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 13 — DERIVATIVE FINANCIAL INSTRUMENTS — Continued
In February 2010, the Company entered into twenty-four monthly currency forward contracts to offset some of the foreign exchange risk expected of future cash flows with its Canadian subsidiary. The individual monthly contracts continue through February 2012 on a notional amount of $325,000 CAD per month.
The Company’s accounting policies for these instruments are based on whether the instruments are designated as hedge or non-hedge instruments. The Company records all derivatives on the consolidated balance sheet at fair value. The effective portions of cash flow hedges are recorded in other comprehensive income (loss) as part of the cumulative translation adjustment. Derivatives that are not designated as hedging instruments and the ineffective portions of cash flow hedges and net investment hedges are adjusted to fair value through earnings in general and administrative expense. The fair value of the derivative instruments was approximately $315,000 as of February 28, 2011.
The Company recorded net unrealized gains associated with cash flow hedges of approximately $113,000, net of taxes, in accumulated other comprehensive income (loss) in fiscal 2011.
Derivative instruments designated as cash flow hedges must be re-designated as hedges when it is probable the forecasted hedged transaction will not occur in the initially identified time period or within a subsequent two month time period. Unrealized gains and losses in other comprehensive income (loss) associated with such derivative instruments are reclassified immediately into earnings through general and administrative expenses. Any subsequent changes in the fair value of such derivative instruments are also reflected in current earnings unless they are re-designated as hedges of other transactions. The Company did not recognize any net gains or losses related to the loss of hedge designation on discontinued cash flow hedges or as a result of ineffectiveness during fiscal 2011.
NOTE 14 — FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES
The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities, which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing asset or liability, such as inherent risk, transfer restrictions and credit risk.
(continued)

Equitrac Corporation and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — CONTINUED
February 28, 2011
NOTE 14 — FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES — Continued
The Company applies the following fair value hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:
Level 1 —	Quoted prices in active markets for identical assets or liabilities.

Level 2 —	Observable inputs other than quoted prices in active for identical assets and liabilities, quoted prices for identical similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data substantially the full term of the assets or liabilities.

Level 3 —	Inputs that are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability.
As of February 28, 2011, the fair values of assets and liabilities that were valued using the market approach are categorized as follows:

	Level 1	Level 2	Level 3	Total
Other current assets:
Derivatives	$—	$315	$—	$315

Total assets at fair value	$—	$315	$—	$315

Long term liabilities:
Fair market value of warrants	$—	$889	$—	$889

Total liabilities at fair value	$—	$889	$—	$889

NOTE 15 — SUBSEQUENT EVENTS
On May 10, 2011, the Company entered into a definitive agreement under which Nuance would acquire all of the Company’s common stock for a total cash payment of $157 million, plus purchase price adjustments out of which $10 million was paid in May 2011.
On June 15, 2011, Nuance completed the acquisition of the entire issued (and to be issued) shares of the Company for an additional payment of $147 million. As part of the acquisition, the preferred stock was redeemed and the long-term debt was fully repaid.
The Company has evaluated events and transactions that occurred during the period from the balance sheet date through July 25, 2011, the date the Company’s financial statements are available to be issued. There were no other events or transactions that occurred during the period that materially impacted the amounts or disclosures in the Company’s financial statements.